Exhibit 10.48

PROPERTY MANAGEMENT AGREEMENT

THIS PROPERTY MANAGEMENT AGREEMENT (this “Agreement”) is made and entered into as of January 24, 2007, between TRT Alliance Skokie, LLC, a Delaware limited liability company (hereafter referred to as “Owner”), and Jones Lang LaSalle Americas (Illinois) L.P., an Illinois limited partnership (hereinafter referred to as “Property Manager”);

RECITALS:

A.                                   Owner has acquired an approximately 105,924 square foot building located at 40 Skokie Boulevard, Northbrook, Illinois 60062 (the “Premises”).

B.                                     The Property Manager is experienced in the management, operation and maintenance of properties similar to the Premises;

C.                                     Owner desires to engage the Property Manager as an independent contractor to manage, operate and maintain the Premises and to provide certain financial statements and reports to Owner with respect to the Premises and Property Manager desires to accept such engagement, all subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE 1

APPOINTMENT AND AUTHORITY OF THE PROPERTY MANAGER

The Owner hereby retains the Property Manager as the exclusive property manager for the Premises commencing upon the date hereof, which shall also be the date the Property Manager accepts such appointment on the terms and conditions hereinafter set forth. The Property Manager hereby represents to the Owner that it is properly licensed in the State of Illinois to perform all of the services required of it pursuant to this Agreement.

ARTICLE 2

THE PROPERTY MANAGER’S AGREEMENT

2.1                                 Duties of Manager. The Property Manager agrees to manage, maintain and operate the Premises so that the improvements thereon shall be operated and maintained in keeping with building structures of its type and age and the Budget (as defined below), to comply with the Owner’s accounting and other instructions, to utilize the Property Manager’s staff as necessary to manage the Premises in the best interests of the Owner, and in connection therewith:

(a)                                  To enter into, make and perform or supervise the performance of such contracts, agreements, and other undertakings, and to do such other acts, as it deems necessary or advisable for the operation, maintenance and management of the Premises pursuant to the terms of this Agreement. All such contracts, agreements and undertakings shall be between the Property Manager, acting as agent for the Owner, and the service provider and shall provide that they are terminable upon the earlier of thirty (30) days notice or a sale of the Premises. Property Manager will not enter into any contract, agreement or undertaking with any entity affiliated with Property Manager unless such contract, agreement or undertaking is on commercially reasonable terms and the nature of the affiliation has been disclosed in writing to Owner and Owner has approved the contract, agreement or undertaking;

(b)                                 To select, employ, pay, supervise, direct and discharge all employees used in the operation and maintenance of the Premises, and to deduct from their compensation and keep a record of, all withholding and other taxes, contributions and deductions required by law or contract; to carry Employer’s Liability Insurance in an amount not less than $500,000 per occurrence and Worker’s Compensation Insurance covering such employees in an amount sufficient to provide statutory benefits as required by the laws of the State of Illinois or $500,000, whichever is greater, and to use reasonable care in the selection of such employees. All persons employed in connection with the operation and maintenance of the Premises shall be employees of the Property Manager and subject to control by the Property Manager only and any wages, salaries or benefits payable to such employees shall be the responsibility of Property Manager with no right of reimbursement from Owner unless otherwise expressly approved by Owner.

(c)                                  To employ or engage such managers, building engineers, accountants, and other persons necessary or appropriate to manage and operate the Premises and to prepare the Reports (as hereinafter defined), consistent with the Budget; all space, services, equipment and software used, or any part thereof, shall be obtained, employed and paid for by the Property Manager, with no right of reimbursement from the Owner unless otherwise expressly approved by Owner;

(d)                                 At Owner’s request and upon express mutual agreement of the parties as to reasonable compensation to Property Manager therefore, to coordinate, supervise and arrange for the installation of improvements as may be requested by Owner or required by any now or thereafter existing leases of any portion of the Premises (each singly a “Lease” and collectively, the “Leases”) with the tenants thereunder (each singly a “Tenant” and collectively, the “Tenants”) at the inception of each Lease in accordance with plans and specifications approved by the Owner in writing prior to the commencement of such installation; to coordinate, supervise and arrange for the making of ordinary repairs, improvements and alterations and performing other services to the Premises, in accordance with plans and specifications approved by the Owner in writing prior to the commencement of such repairs, improvements and alterations (such installation, making of repairs, improvements and alterations is hereinafter referred to as “Tenant Work”); provided that Owner and Property Manager have not previously agreed to any additional compensation for this work as above set forth and Property Manager desires to do the same, the Property Manager may collect a fee from the Tenant for the supervision of such work,  subject to the Owner’s prior written approval,  which shall not be unreasonably withheld; and the Property Manager shall hold the Owner harmless from any and all claims which may be advanced by any such Tenant in connection with Tenant Work performed under the Property Manager’s supervision.

(e)                                  Not to perform any Tenant Work unless otherwise agreed between the parties;

(f)                                    Not to employ or otherwise contract with any corporation or other entity in which the Property Manager (or any subsidiary, affiliate, or related corporation) shall have a financial interest for the purpose of performing the Tenant Work (unless otherwise expressly approved by Owner);

(g)                                 To maintain current and accurate records reflecting the status of taxes, assessments, and other charges which are or may become a lien upon any of the Premises, the status of mortgage payments and ground lease payments (if any) and the status of insurance premiums and fire and hazard insurance coverage with respect to any of the Premises; if requested by the Owner, to obtain, from time to time, all bills for the payment of such charges (including renewal premiums); and to pay all taxes, assessments and other charges which are or may become a lien upon any of the Premises and, if requested by the Owner, all insurance premiums, mortgage payments and ground lease payments, prior to the applicable penalty or termination date, provided that the Property Manager has knowledge of such insurance premiums, mortgages or ground leases;

(h)                                 To handle complaints and requests from Tenants; and to notify the Owner promptly of any significant or repetitive complaint made by Tenants in the Premises, to include all work orders as an attachment to the monthly report and to notify the Owner promptly (together with copies of supporting papers) of any notice of violation of any governmental requirements, any defect in the Premises, any fire or other material damage to the Premises and, in the case of any fire or other material damage within the coverage of any insurance policies thereon, to notify the insurance carrier promptly in accordance with the requirements of the insurance policies and within such time that an insurance adjuster may view the damage before any repairs are started, and to complete customary loss reports in connection with fire or other damage to the Premises;

(i)                                     To notify the Owner promptly of any personal injury or property damage occurring on the Premises and which gives rise to, or might give rise to, a claim by the Owner, any Tenant or a third party; and to immediately forward to the Owner any summons, subpoena, or other legal document served upon the Property Manager relating to actual or alleged potential liability of the Owner, the Property Manager, or the Premises;

(j)                                     To advise the Owner of pertinent covenants in Leases in which the Tenants agree to hold the Owner harmless with respect to liability from any accidents and/or to replace broken glass, and to secure from such Tenants and forward to the Owner any certificates of insurance, and renewals thereof, required to be furnished by the terms of such Leases;

(k)                                  To instruct each Tenant to send all rents, revenues and other payments due or to become due under the Leases directly to the Depository Account, or to such other address as Owner may direct;

(l)                                     To receive and collect rent, revenues and other payments due or to become due to the Owner by all Tenants and licensees in the Premises and all other payments, cash or income of any kind or nature due or to become due to the Owner on account of the Premises which for any reason are not sent by the Tenants to the Depository Account and to deposit the same promptly in the Depository Account, as provided in Section 2.2 hereof, not later than the Business Day (as hereinafter defined) following the receipt thereof. For the purposes of this Agreement “Business Day” shall mean any day other than (i) a Saturday or Sunday, or (ii) a day on which banks generally are authorized or obligated by law or executive order to be closed. In the event state law requires that Tenant security deposits be held in a separate account or if instructed to do so by the Owner, such account shall be established by the Property Manager, as approved by the Owner;

(m)                               To disburse funds from the Operating Account (as hereinafter defined) to pay costs and expenses incurred in connection with the Premises, subject to the Budget (as hereinafter defined) or otherwise as authorized by the Owner;

(n)                                 To institute with the prior approval of the Owner, all legal actions or proceedings for the collection of rent or other income from the Premises, for the enforcement of any obligations of Tenants, licensees or others, or for the ousting or dispossessing of Tenants or other persons therefrom. The Owner reserves the right to designate counsel and to control litigation of any character affecting or arising out of the leasing or operation of the Premises, the enforcement of rent or other obligations, and the ousting or dispossessing of Tenants or other persons therefrom;

(o)                                 To advise the Owner regarding the need, in the Property Manager’s reasonable opinion, to challenge the real estate taxes for the Premises. The Property Manager shall furnish the Owner with copies of all assessments notices and receipted tax bills;

(p)                                 To notify the Owner immediately of any fire or other casualty, lawsuit or threat thereof involving the Premises, and to notify the Owner of any alleged violations under governmental laws, rules, regulations, ordinances, or like provisions, whether or not relative to the use, repair and maintenance of the Premises; the Property Manager will not bear responsibility for any such violation or noncompliance unless such violation or noncompliance is due to the negligence of the Property Manager or its employees, including the failure of the Property Manager to notify the Owner and to take appropriate action with respect to such violations or noncompliance of which the Property Manager has actual knowledge (to the extent authorized by the approved Budget for such year);

(q)                                 To reasonably comply with (i) all laws, ordinances, orders, rules, regulations and requirements of all federal, state, municipal or other governmental authorities, courts, commissions, boards and officers, and (ii) the provisions of any contract which may be applicable to the Premises and the operation or management thereof and of which the Property Manager has received a copy; and

(r)                                    To make application for all consents, permits and approvals required pursuant to applicable zoning laws as approved by the Owner;

Notwithstanding anything herein to the contrary, the Property Manager may not enter into any Lease or amend, modify, waive or vary the terms of any Lease.

2.2                                 Bank Accounts. The Owner has established a depository account (the “Depository Account”) at the bank named on Exhibit A attached hereto and made a part hereof (which bank or any replacement bank named by the Owner is the “Bank”), to which Depository Account all Tenants are to send all rents, revenues and payments due or to become due under the Leases. The Owner has instructed the Bank to deposit the funds so received into the Deposit Account; the Owner has further instructed the Bank to transfer sufficient funds from the applicable Deposit Account for the Premises to a separate Operating Account for the Premises (the “Operating Account”), as established by the Owner at the Bank, sufficient to cover the disbursements from the Operating Account. The Owner shall have the right to approve the persons having signing authority with respect to the Operating Accounts; and provided further that any check or withdrawal for an amount of $5,000.00 or more shall require two signatures.

2.3                                 Reports. The Property Manager agrees to render to the Owner, on or before the fifth (5th) day of each month for the preceding month in a form as reasonably required and detailed in advance from time to time by the Owner, the statements and the other reports listed in Exhibit C attached hereto as to the Premises (the “Reports”).

2.4                                 Records. The Property Manager agrees to maintain, in its offices in Chicago, Illinois, current and accurate records and accounts of all transactions pertaining to the operation of the Premises and the funds received and disbursed incident thereto, such records and accounts to be maintained on an accrual and cash basis in accordance with generally accepted accounting principles applied on a consistent basis from year to year, using a computerized property management software system approved by the Owner. Such files, books and records shall at all times be the property of Owner. After the termination or expiration of this Agreement, the Property Manager shall retain canceled checks as to the Premises (except canceled checks forwarded to the Owner in lieu of receipts), all employment records, and all other records with respect to the management or operation of the Premises as provided in Section 6.3 hereof.

At all times and from time to time during the term of this Agreement and at all times and from time to time during the period following the expiration or termination of this Agreement while the records are to be retained by the Property Manager in accordance with Section 6.2 hereof, the Owner and its duly authorized agents, representatives or employees may, upon reasonable prior notice to the Property Manager, examine, audit and copy (at Owner’s expense), during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, files or other information of the Property Manager, or held by another for the Property Manager or on its behalf, concerning this Agreement, the Premises or the Owner.

This Section 2.4 shall survive the termination or expiration of this Agreement.

2.5                                 Accounting Controls. The Property Manager shall ensure such control over accounting and financial transactions as is reasonably required to protect the Owner’s assets from loss or diminution due to error or fraudulent activity on the part of the Property Manager’s associates or employees.

2.6                                 Proposed Operating Budgets. Not later than September 1, as to the succeeding calendar year, the Property Manager shall prepare and submit to the Owner, at the addresses set forth in Exhibit A, a proposed operating budget for the promotion, operation, repair and maintenance of the Premises. It is understood and agreed that, in order to prepare said operating budgets, the Property Manager must have received a budget of leasing expenses from the leasing agent for the Premises and the Owner will cause the leasing agents (other than the Property Manager) to provide to the Property Manager a budget of leasing expenses not later than each August 15th, commencing August 15, 2007, as to the succeeding fiscal year.

2.7                                 Approved Budget. The Owner will consider the proposed budgets and will then consult with the Property Manager in the ensuing period prior to the commencement of the next succeeding calendar year in order to agree on an approved budget (the “Budget”) for the Premises for the next succeeding calendar year. If by January 1 of each fiscal year, the Owner has not authorized an approved Budget as to the Premises for such year, the Property Manager shall operate and maintain the Premises for which no Budget has been approved pursuant to the Budget for such Premises of the preceding calendar year, except that expenses permitted by the previous year’s Budget for such Premises shall be increased by an additional five percent (5%) of said previous year’s Budget for such Premises for expenses until such approval is obtained.

The Property Manager shall secure the Owner’s prior written approval for any expenditure that would result in an excess of ten percent (10%) over the Budgeted amount for Premises in any one accounting category of the Budget for the Premises; provided, however, in the event the Property Manager reasonably believes that an expenditure in excess of such permitted amounts is necessary to prevent imminent harm to persons or property or to prevent an imminent threat of suspension of services to the Premises, the Property Manager is authorized to incur and pay such sum on behalf of the Owner, in which case the Property Manager shall notify the Owner with reasonable details within 24 hours after the action was taken.

During each calendar year the Property Manager shall promptly inform the Owner of any major increases in costs and expenses that were not foreseen during the budget preparation period and thus were not reflected in the Budget for the Premises and the Owner shall promptly consider in good faith whether the Budget should be amended by reason thereof.

2.8                                 Tenant Relations. The Property Manager agrees to use the Property Manager’s best efforts to maintain tenant relations and to induce Tenants to renew their Leases for the Premises. Both parties acknowledge that the Property Manager is not performing brokerage or leasing services pursuant to this

Agreement and that the Owner may from time to time engage one or more real estate brokers or leasing agents for this purpose, which may or may not be the Property Manager or an affiliate of the Property Manager, at the sole discretion of the Owner.

ARTICLE 3

THE OWNER’S AGREEMENTS

3.1                                 Documents and Records. The Owner shall promptly furnish the Property Manager with all documents and records required to properly manage the Premises, including but not limited to Leases, records of rental payments, loan payment information, and copies of existing service contracts, to the extent in the Owner’s possession.

3.2                                 Direct Payments. The Owner, at its option, and upon notice to the Property Manager, may pay directly all taxes, special assessments, insurance premiums, mortgage payments, ground lease payments and rent for the real property in which the Premises are located.

ARTICLE 4

INSURANCE AND INDEMNITY

4.1                                 Insurance Coverage. The Property Manager shall consult with the Owner and shall recommend to the Owner insurance companies and policies for such insurance coverage as the Owner and the Owner’s lender or lenders may require. During the term of this Agreement, the Owner will obtain and keep in full force insurance meeting the requirements set forth on Exhibit D attached hereto (or as Owner shall otherwise determine. Such insurance shall be primary in coverage to any similar insurance maintained by property Manager and shall name Property Manager as an additional insured. The Property Manager, at its sole cost and expense, shall procure and maintain the fidelity bond or comprehensive crime insurance and the insurance, as described on Exhibit D, in amounts not less than the amounts set forth on Exhibit D.

4.2                                 Information. The Property Manager shall furnish whatever information is reasonably requested by the Owner and in Property Manager’s possession for the purpose of determining the proper levels of insurance coverage.

4.3                                 Owner Indemnity. The Property Manager agrees to use a degree of care that would be exercised by a prudent property manager in the same or similar circumstances in the performance of its duties and obligations hereunder. The Owner agrees to indemnify, defend, and hold Property Manager harmless from and against any and all loss, damage, or expense, including court costs and reasonable attorneys’ fees, arising out of, or resulting from the good faith exercise of Property Manager’s judgment, consistent with said standard of care, with respect to such duties and obligations, and the Owner shall have no claim against the Property Manager (a) by reason of any act or omission in such exercise of such judgment relative to the performance of said duties and obligations, provided the Property Manager was not negligent or guilty of willful misconduct or (b) for any loss for which Owner has otherwise been reimbursed by the insurance required under Section 4.1.

4.4                                 Property Manager Indemnity. The Property Manager shall indemnify and save harmless the Owner against and from all liability, suits, claims, demands and costs by or on behalf of any third parties, including persons, firms, or corporations, due to or arising out of any negligence or willful misconduct on the part of the Property Manager, its employees, or the Property Manager’s breach of its obligations under this Agreement.

4.5                                 Waiver of Claims. If any applicable insurance policy is not invalidated by such waiver and release, the Owner and the Property Manager hereby waive and release any claim, demand or right, including all rights of subrogation, they and all others under them, including any insurer, might otherwise have to recover from the other party, or their contractors or employees, for damage to or destruction of any of their real or personal property situated on the Premises. resulting from the negligence of the other party, or their contractors or employees, to the extent that the Owner or the Property Manager, as the case may be, is compensated by insurance for such damage or destruction and including any deductibles, self insurance or self insured retentions irrespective of the cause thereof. If necessary, the Owner and the Property Manager shall obtain any necessary waiver from their respective insurers.

ARTICLE 5

MANAGEMENT FEES

5.1                                 Management Fees. As management fees for services to be performed by the Property Manager in managing, operating and maintaining the Premises in accordance with the provisions of this Agreement, the Owner agrees to pay to the Property Manager compensation on the basis specified in Exhibit B.

ARTICLE 6

MISCELLANEOUS

6.1                                 Termination. Notwithstanding anything herein to the contrary, this Agreement will terminate as to the Premises upon the earlier of: (i) the date on which title to the Premises ceases, for any reason, including without limitation a sale, a foreclosure or a conveyance in lieu of foreclosure, to be owned by the Owner; (ii) the earliest of (A) thirty (30) days after Property Manager receives written notice of a default in its performance of any of the terms and conditions of this Agreement provided that such default is continuing and remains uncured thirty (30) days after receipt of such written notice, of (B) the date on which Property Manager makes any assignment for the benefit of creditors, commits any act of bankruptcy, or files a petition under any bankruptcy or insolvency law, or (C) sixty (60) days after a petition is filed against Property Manager by another party, provided such petition remains undismissed sixty (60) days after such filing, or (iii) thirty (30) days after Owner or Property Manager receives written notice of termination of this Agreement from the other party hereto without cause.

6.2                                 Record Retention. Upon the expiration or termination of this Agreement for any reason, the parties will cooperate with each other to effect an efficient and smooth transition of responsibility with respect to the management and recordkeeping of the Premises and the Property Manager, as directed by the Owner, either will (i) at the Owner’s expense, immediately deliver all documents, files, books, paper, accounts and computer files and/or software (if such software is owned by the Owner) relating to the Premises that are in the Property Manager’s possession or under the Property Manager’s control (the “Records”) to the control of the Owner, or (ii) at the Owner’s expense, hold the Records for not less than twelve (12) months, provided, however, that (i) if the Property Manager intends to dispose of the Records at any time after twelve (12) months following the expiration or termination of this Agreement, the Property Manager shall first give the Owner written notice of its intent to dispose of the Records and offer to deliver the Records to the Owner; unless the Owner requests that the Property Manager dispose of the Records, by written notice to the Property Manager within thirty (30) days following such notice from the Property Manager, the Property Manager shall deliver the Records to the Owner immediately following the end of such thirty (30) day period; and (ii) at any time while the Property Manager is holding the Records following the expiration or termination of this Agreement, the Property Manager shall deliver the Records to the Owner immediately following written request therefore from the Owner. The Property Manager may make and maintain copies of such records for its files at the Property Manager’s expense. At the Owner’s request, the

Property Manager shall notify all Tenants of any change in payment instructions and all other parties, including but not limited to tax authorities, of any change in billing address.

6.3                                 Authorized Representatives. The Owner from time to time shall designate to the Property Manager in writing the duly authorized representative or representatives of the Owner (the initial designation being contained in Exhibit A hereto) for the purpose of this Agreement and any statement, notice recommendation, request, demand, consent or approval under this Agreement shall be in writing and shall be deemed given by the Owner when signed by such designated person or persons (as to the Owner) and (a) delivered personally to a representative of the Property Manager (b) when mailed by Certified Mail, Return Receipt Requested, postage prepaid, addressed to the Property Manager at the last designated address given to the Owner or (c) by fax with confirmation of receipt, or if directed to the Owner, it shall be deemed given when (a) delivered personally to,(b) when mailed by Certified Mail, Return Receipt requested, postage prepaid, addressed to the Owner’s designated representative at the last address furnished to the Property Manager or (c) by fax with confirmation of receipt. Either party may, by written notice, from time to time designate a different address or different individuals as its authorized representative or representatives.

6.4                                 Assignment. This Agreement may not be assigned by either party except upon written consent of the other party and cannot be changed orally, but only by a writing signed by both parties.

6.5                                 Limited Liability. Each party’s liability hereunder shall be limited to its assets; and no partner, director, officer, agent, servant, employee, representative or affiliate of either party shall have any personal liability in connection with the Agreement. Neither party shall be liable to the other for, and each party hereby waives any and all rights to claims against the other party, any consequential, punitive or exemplary damages in connection with this Agreement, including, but not limited to, lost revenue or profits, even if a party has knowledge of the possibility of such damages; and except for Manager’s indemnification obligations set forth above, in no event shall Manager’s liability to Owner hereunder exceed an amount equal to the greater of annual fees paid to it or One Million Dollars.

6.6                                 Counterparts. This Agreement may be executed in counterparts, all of which, when taken together, shall constitute one and the same original.

6.7                                 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to the conflict of law principles of such state.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Master Property Management Agreement as of the date first above written.

OWNER:

TRT Alliance Skokie, LLC, a Delaware limited liability company

By: TRT Alliance JV II GP, a Delaware general partnership
Its: sole member

By: 40 Skokie Associates, LLC, a Colorado limited liability company
Its: managing general partner

By: Alliance Real Estate Value Fund III, LLC, a Delaware limited liability company
Its: manager

By: AVF Management, LLC, a Colorado limited liability company
Its: managing member

By:	/s/ [ILLEGIBLE]
Its:	Member

PROPERTY MANAGER:

Jones Lang LaSalle Americas (Illinois), L.P., an Illinois limited partnership

By:	/s/ [ILLEGIBLE]
Its:	Managing Director

EXHIBIT A

1.                                       Name of Bank:

Bank of America

2.                                       The Owner’s representative and address is:

TRT Alliance Skokie, LLC

c/o Alliance Commercial Partners, LLC

165 South Union Boulevard, Suite 510

Lakewood, CO 80228

Attn:  Douglas McCormick

Fax: 303-986-7990

3.                                       The Property Manager’s representative and address is:

Jones Lang LaSalle Americas (Illinois), L.P.

200 E. Randolph Drive

Chicago, IL 60601

Attn: Steve Zsigray

Fax: 312-782-4339

With a copy to:

Jones Lang LaSalle Americas (Illinois), L.P.

200 East Randolph Drive

Chicago, IL 60601

Attn: Americas General Counsel

Fax: 312-228-2277

4.                                       Addresses of the Premises:

40 Skokie Boulevard

Northbrook, IL 60062

EXHIBIT B

COMPENSATION FOR MANAGEMENT SERVICES

1.                                       Management fees: As full compensation and reimbursement for performing the management services provided for in the Agreement, the Owner agrees to pay the Property Manager during the term of this Agreement, as management fees, a monthly amount equal to two and a half percent (2.5%) of the monthly gross rental collections from the Premises.

2.                                       Construction Management Fees. In the event Owner requests Property Manager to provide construction management and/or construction administrative services in connection with Tenant Work and building capital expenditures, Owner agrees to pay Property Manager a fee as outlined in the following schedule:

For projects between $10,000 and $200,000, a fee of 3.0% of the total construction cost;

For projects between $201,000 and $300,000, a fee of 2.5% of the total construction cost;

For projects between $301,000 and $500,000, a fee of 2.0% of the total construction cost;

For projects above $500,000, a fee to be negotiated by Owner and Property Manager.

EXHIBIT C

List of Reports

All books, records, and reports must be in accordance with U.S. GAAP

PROPERTY NAME

Owner’s Monthly Report Transmittal Form

Property Name

For the Month Ended XX/XX/20XX

ITEM	INCLUDED

GAAP (Books on XX/31 basis):
Balance Sheet (Accrual Basis)	X
Summary Income Statement (Accrual Basis)	X
Detail Income Statement (Accrual Basis)	X
Trial Balance (MTD & YTD)	X
General Ledger (Accrual Basis)	X
Bank Reconciliations	X
Accounts Receivable Aging	X
A/R Aging Explanations - Over 90 Days	X
Allowance for Uncollectible Rent Schedule	X
Accounts Payable Aging	X
Security Deposit Report	X
Rent Roll	X
Reconciliation of Rent Roll to Billing	X
Management Fee Calculation	X
Supporting Schedules for all remaining Balance Sheet Accounts	X

BUDGET (Books on 12/31 basis):
Property Overview	X
Balance Sheet (Cash Basis)	X
Summary Income Statement (Cash Basis)	X
Detail Income Statement (Cash Basis)	X
General Ledger (Cash Basis)	X
Variance Analysis	X
Leasing Report	X
Lease Expirations	X

EXHIBIT C-1

Master Chart of Accounts
Version 040903

	ASSETS	Header
	CURRENT ASSETS	Header
1000	Suspense - balance should always be zero
1001	Cash - Property Operating Account
1002	Cash - Partnership Operating Account
1003	Cash - Money Market Investment Account
1004	Cash - Petty Cash
1005	Cash - Payroll
1006	Cash - Other Unrestricted Account
1000-1010	Total Unrestricted Cash	Total
1011	Cash - Security Deposits Held
1012	Cash - Debt Reserve Account
1013	Cash - Replacement Reserve Account
1014	Cash - Tax Escrow Account
1015	Cash - Insurance Escrow Account
1016	Cash - Interest Reserve Escrow
1017	Cash - Lockbox Account
1018	Cash - Utility Deposits
1019	Cash - Other Restricted Account
1011-1025	Total Restricted Cash	Total
1026	Prepaid Sales Taxes
1027	Prepaid Property Taxes
1028	Prepaid Income Taxes
1029	Prepaid Excise Taxes
1030	Prepaid Liquor Taxes
1031	Prepaid Occupancy Taxes
1032	Prepaid County Taxes
1033	Prepaid Other Taxes
1034	Prepaid State Wage Taxes
1035	Prepaid Federal Wage Taxes
1036	Prepaid FICA Wage Taxes -Employee
1037	Prepaid FICA Wage Taxes -Employer
1026-1045	Total Prepaid Taxes	Total
1046-1050	RESERVED - DO NOT USE
1051	Prepaid Casualty Insurance
1052	Prepaid Liability Insurance
1053	Prepaid Other Insurance
1051-1060	Total Prepaid Insurance	Total
1061	Accounts Receivable - Tenants
1062	Asset Manager Defined
1063	Asset Manager Defined
1064	Asset Manager Defined
1065	Under Collection of CAM Costs
1061-1075	Total Accounts Receivables (Tenant / Lease Related)	Total

1076	Allowance for Uncollectable Tenant Receivables
1076-1080	Allowance for Uncollectable Tenant Receivables	Total
1081	Accounts Receivables Others (non related)
1082	Accounts Receivable - Property Manager
1086-1090	RESERVED - DO NOT USE
1081-1090	Other Receivables	Total
1091	Allowance for Uncollectable Other Receivables
1091-1095	Allowance for Uncollectable Other Receivables	Total
1096-1130	RESERVED - DO NOT USE
1131-1150	RESERVED - DO NOT USE
1151	Accounts Receivable - Asset Manager
1152	Accounts Receivable - Dividend
1153	Accounts Receivable - Other Capital Partners
1151-1160	Total Accounts Receivables -Related Party	Total
1161	Prepaid Dues
1162	Prepaid Expenses
1163	Other Current Assets
1161-1170	Total Other Current Assets	Total
1171-1180	RESERVED - DO NOT USE
1181-1200	RESERVED - DO NOT USE
	Total Current Assets	Total

	Long Term Assets	Header
	Fixed Assets	Header
1201	Land
1202	Site Improvements
1203	Air Rights
1204	Permanent Impairment in Land Value (Contra Asset)
1201-1210	Total Land	Total
1211	Architect Fees
1212	Developer Fees
1213	General Contractor Fees
1214	Other Professional Fees
1215	Capitalized Interest
1216	Other Capitalized Lending Costs
1217	Appraisal Fees
1218	Legal Fees
1219	Property Taxes
1220	Environment and other Studies
1221	Inspections
1222	Permits
1223	Off Site Charges
1224	On Site Charges
1225	Engineering
1226	Surveyor
1227	Insurance
1228	Interior Design
1229	Utilities
1230	Construction/Sales Trailer
1231	Grand Opening Costs

1232	Cleaning/Maintenance/Security
1233	Marketing Costs
1234	Hard Costs - Constructions
1235	Hard Costs - Site Work
1211-1250	Total Construction In Progress	Total
1251	Building Costs
1252	Permanent Impairment in Building Value(Contra Asset)
1251-1260	Building
1261	Building Improvements - HVAC Renovation
1262	Building Improvements - Common Areas
1263	Building Improvements - Model/Spec Space/Landlord Work
1264	Building Improvements - Renovations
1265	Building Improvements - Parking Area
1266	Building Improvements - Roof Replacement
1267	Building Improvements - Miscellaneous Improvements
1261-1275	Total Building Improvements	Total
1276-1280	RESERVED - DO NOT USE
1281	Computer
1282	Furniture and Fixtures
1283	Office Equipment
1284	Shop Equipment
1285	Vehicles
1281-1290	Total Furniture Fixtures & Equipment	Total
1291-1300	RESERVED - DO NOT USE
1301-1310	Acquired Leases - Origination Value
1311-1320	Capitalized Leasing Commissions
1321	Tenant Improvements Completed
1322	Tenant Improvements Work in Progress
1321-1330	Capitalized Tenant Improvements	Total
1331	Loan Acquisition Costs
1332	Loan Hedge Premiums
1331-1340	Capitalized Loan Costs
1341-1350	RESERVED - DO NOT USE
1351-1400	Investment In Related Real Estate Company	Total
	Total Investments in Related Real Estate Companies	Total
1401	Investment in Senior Loan-Qualifying
1402	Investment in Mezzanine Loan-Qualifying
1403	Investment in Debt Securities-Qualifying
1404	Investment in Mortgage Pools-Qualifying
1405	Investment in Other-Qualifying
1401-1405	Investments In Debt Instruments-Qualifying	Total
1406	Investment in Senior Loan-Non Qualifying
1407	Investment in Mezzanine Loan-Non Qualifying
1408	Investment in Debt Securities-Non Qualifying
1409	Investment in Mortgage Pools-Non Qualifying
1410	Investment in Other-Non Qualifying
1406-1410	Investments In Debt Instruments-Non Qualifying	Total
1411	Accrued Interest Senior Loans-Qualifying
1412	Accrued Interest Mezzanine Loans-Qualifying
1413	Accrued Debt Security Income-Qualifying

1414	Accrued Interest Mortgage Pools-Qualifying
1415	Accrued Interest Other-Qualifying
1411-1415	Accrued Debt Investment Income-Qualifying	Total
1416	Accrued Interest Senior Loans-Non Qualifying
1417	Accrued Interest Mezzanine Loans-Non Qualifying
1418	Accrued Debt Security Income-Non Qualifying
1419	Accrued Interest Mortgage Pools-Non Qualifying
1420	Accrued Interest Other-Non Qualifying
1416-1420	Accrued Debt Investment Income-Non Qualifying	Total
1421-1541	RESERVED - DO NOT USE
	Accumulated Depreciation and Amortization	Header
1542	Accum Deprec Site Improvements
1542-1550	Accum Deprec Land Improvements	Total
1551	Accum Deprec Building
1561	Accum Deprec HVAC Renovation
1562	Accum Deprec Common Areas
1563	Accum Deprec Model/Spec/Landlord Work
1564	Accum Deprec Renovations
1565	Accum Deprec Parking Area
1566	Accum Deprec Roof Replacement
1567	Accum Deprec Miscellaneous Improvements
1561-1575	Accum Depreciation Building Improvements	Total
1576-1580	RESERVED - DO NOT USE
1581	Accum Deprec Computer
1582	Accum Deprec Furniture and Fixtures
1583	Accum Deprec Office Equipment
1584	Accum Deprec Shop Equipment
1585	Accum Deprec Vehicles
1581-1590	Accum Depreciation FF&E	Total
1591-1600	RESERVED - DO NOT USE
1601-1610	Accum Amortization Acquired Leases - Origination Value
1611-1620	Accum Amortization Leasing Commissions
1621-1630	Accum Amortization Tenant Improvements
1631	Accum Amortization of Loan Acquisition Costs
1632	Accum Amortization of Loan Hedge Premiums
1631-1640	Accum Amortization of Loan Costs	Total
1641-1645	RESERVED - DO NOT USE
1646-1650	Mark to Market Gain on Financing Hedge
1651-1700	RESERVED - DO NOT USE
1701	Organization Costs -(Call before using this account)
1702	Amortization of Organization Costs (Call before using this account)
1703-1710	Net Organization Costs - RESERVED
1701-1710	Net Organization Costs	Total
1711	Long Term Receivable (Unrelated Party Qualifying)
1712	Long Term Receivable (Related Party Qualifying)
1711-1712	Long Term Receivable Qualifying	Total
1713	Long Term Receivable (Unrelated Party Non Qualifying)
1714	Long Term Receivable (Related Party Non Qualifying)
1713-1714	Long Term Receivable Non Qualifying	Total
1715	Other Long Term Assets

1715	Other Long Term Assets	Total
1716-1720	RESERVED - DO NOT USE
1721	Deferred Rent - Free Rent
1722	Deferred Rent - Straight Line vs. Actual
1721-1730	Deferred Rent	Total
1731-1740	Deferred Market Rent Asset - Acquired Leases
	Total Long Term Assets	Total
	Total Assets	Total
1741-2000	RESERVED - DO NOT USE

Liabilities
Current Liabilities
2001	Accounts Payable -Trade
2002	Accounts Payable - Property Manager
2003	Accounts Payable - Other
2004	Excess Collection of CAM Costs
2001-2020	Accounts Payable	Total
2021-2090	RESERVED - DO NOT USE
2091	Accounts Payable - Asset Manager
2092	Accounts Payable - Dividend
2093	Accounts Payable - Other Capital Partners
2094	Accounts Payable/Receivable - Inter-Deal Related Parties
2095	Accounts Payable/Receivable - Intra Legal Entity
2098-2100	Accounts Payable - Related Parties RESERVED
2091-2100	Accounts Payable - Related Parties	Total
2101-2150	Accrued Expenses Payable
2151-2190	RESERVED - DO NOT USE
2191	Sales Taxes Payable
2192	Property Taxes Payable
2193	Federal Income Taxes Payable
2194	State Income Taxes Payable
2195	Provincial Income Taxes Payable
2196	Excise Taxes Payable
2197	Liquor Taxes Payable
2198	Occupancy Taxes Payable
2199	County Taxes Payable
2200	Other Taxes Payable
2201	State Wage Taxes Payable
2202	Federal Wage Taxes Payable
2203	FICA Wage Taxes Payable- Employee
2204	FICA Wage Taxes Payable- Employer
2191-2210	Taxes Payable	Total
2211-2220	RESERVED - DO NOT USE
2221	Security Deposits Held
2301-2310	RESERVED - DO NOT USE
2311	Prepaid Rent
2391-2600	RESERVED - DO NOT USE
	Total Current Liabilities	Header

	Long Term Liabilities	Header

2601	First Mortgage Payable
2602	Accrued First Mortgage Interest
2601-2610	First Mortgage Obligation	Total
2611	Second Mortgage Payable
2612	Second Mortgage Accrued Interest
2611-2620	Second Mortgage Obligation	Total
2621	Dividend First Loan to Joint Venture
2622	Accrued Interest on Dividend First Loan
2621-2625	Dividend Loan Obligation - First Mortgage	Total
2626	Dividend Second Loan to Joint Venture
2627	Accrued Interest on Dividend Second Loan
2626-2630	Dividend Loan Obligation - Second Mortgage	Total
2631	Other Claims
2641-2645	RESERVED - DO NOT USE
2646-2650	Mark to Market Loss on Financing Hedge
2651-2660	Capital Lease Obligations
2661-2730	RESERVED - DO NOT USE
2731-2740	Deferred Market Rent Liability - Acquired Leases
2741-2999	RESERVED - DO NOT USE
	Total Long Term Liabilities	Total
	Total Liabilities	Total
3000	RESERVED - DO NOT USE
3001	Other Owner Preferred Equity Contributions
3002	Other Owner Preferred Equity Accrual trade-to-date
3003	Other Owner Preferred Equity Payments trade-to-date
3004-3015	RESERVED - DO NOT USE
3001-3015	Other Owner Preferred Equity	Total
3016	Dividend Preferred Equity Contributions
3017	Dividend Preferred Equity Accrual trade-to-date
3018	Dividend Preferred Equity Payments trade-to-date
3019-3020	RESERVED - DO NOT USE
3016-3020	Dividend Preferred Equity	Total
3021	Other Owner’s # 1 contributed Capital
3022	Other Owner’s # 2 contributed Capital
3023	Other Owner’s # 3 contributed Capital
3024	Other Owner’s # 4 contributed Capital
3025	Other Owner’s # 5 contributed Capital
3026	Other Owner’s # 6 contributed Capital
3027	Other Owner’s # 7 contributed Capital
3028	Other Owner’s # 8 contributed Capital
3029	Other Owner’s # 9 contributed Capital
3030	Other Owner’s # 10 contributed Capital
3021-3035	Other Owner’s Contributed Capital	Total
3036-3045	RESERVED - DO NOT USE
3046	Cargill Contributed Capital
3051	Other Owner’s #1 Distributions
3052	Other Owner’s #2 Distributions
3053	Other Owner’s #3 Distributions
3054	Other Owner’s #4 Distributions
3055	Other Owner’s #5 Distributions

3056	Other Owner’s #6 Distributions
3057	Other Owner’s #7 Distributions
3058	Other Owner’s #8 Distributions
3059	Other Owner’s #9 Distributions
3060	Other Owner’s #10 Distributions
3051-3065	Other Owner’s Distributions	Total
3066	Cargill Distributions
3071	Other Owner’s #1 Retained Earnings
3072	Other Owner’s #2 Retained Earnings
3073	Other Owner’s #3 Retained Earnings
3074	Other Owner’s #4 Retained Earnings
3075	Other Owner’s #5 Retained Earnings
3076	Other Owner’s #6 Retained Earnings
3077	Other Owner’s #7 Retained Earnings
3078	Other Owner’s #8 Retained Earnings
3079	Other Owner’s #9 Retained Earnings
3080	Other Owner’s #10 Retained Earnings
3071-3085	Other Owner’s Retained Earnings	Total
3086	Dividend Retained Earnings
3091-3098	RESERVED - DO NOT USE
3099	Total Retained Earnings - YE close out entry
3100	Retained Earnings OFFSET
3071-3100	Retained Earnings	Total
3101	Past Retained Earnings
3102	Other Comprehensive Income
3103	Prior Period Adjustment
3101-3110	Other Adjustments to Equity
3111	Other Owner’s #1 Capital Adjustment
3112	Other Owner’s #2 Capital Adjustment
3113	Other Owner’s #3 Capital Adjustment
3114	Other Owner’s #4 Capital Adjustment
3115	Other Owner’s #5 Capital Adjustment
3116	Other Owner’s #6 Capital Adjustment
3117	Other Owner’s #7 Capital Adjustment
3118	Other Owner’s #8 Capital Adjustment
3119	Other Owner’s #9 Capital Adjustment
3120	Other Owner’s #10 Capital Adjustment
3111-3125	Other Owner’s Capital Adjustment	Total
3126	Dividend Capital Adjustment
3101-3130	Total Capital Adjustments	Total
3131	Other Owner’s #1 Current Earnings
3132	Other Owner’s #2 Current Earnings
3133	Other Owner’s #3 Current Earnings
3134	Other Owner’s #4 Current Earnings
3135	Other Owner’s #5 Current Earnings
3136	Other Owner’s #6 Current Earnings
3137	Other Owner’s #7 Current Earnings
3138	Other Owner’s #8 Current Earnings
3139	Other Owner’s #9 Current Earnings
3140	Other Owner’s #10 Current Earnings

3131-3145	Other Owner’s Current Earnings
3146	Dividend Current Earnings
3150	Current Earnings OFFSET
3131-3150	Current Earnings	Total
3151-3999	RESERVED - DO NOT USE

	Income	Header
	Operating Income	Header
4000	RESERVED - DO NOT USE
4001	Gross Potential Income
4026	Vacancy (Contra Revenue)
4051	Loss to Lease (Contra Revenue)
4141	Model/Employee Unit (Contra Revenue)
4151	Base Rent
4241	Base Rent Abatement (Contra Revenue)
4331	CPI Rent Adjustments
4001-4420	Contracted Rent	Total or Line Entry
4421-4490	RESERVED - DO NOT USE
4491	Deferred Market Rent Revenue - Acquired Leases
4501	Straight Line adjustments of Rents
4511-4600	RESERVED - DO NOT USE
4601	Percent Rents
4641	Parking Revenue
4731	Parking Expense (Contra)
4641-4740	Parking Income
4741	Late Fee Income
4742	NSF Fees
4743	Application Fee Income
4744	Cable
4745	Pet Charges
4746	Vending Income
4747	Corporate Unit Income
4748	Laundry Income
4749	Forfeited Security Deposits
4750	Rent Refunds (Contra Revenue)
4751	Sign Rental Income
4752	Antenna Income
4753	Storage Income
4754	Miscellaneous Income
4755	Tenant Billed Water Income
4756	Energy Charge
4757	deleted, can be used
4770-4775	Other Income RESERVED - DO NOT USE
4741-4775	Total Other Income	Total
4776-4780	RESERVED - DO NOT USE
4781	Recoveries - Operating Expenses
4791	Recoveries - Property Taxes
4801	Recoveries - Insurance
4806-4949	RESERVED - DO NOT USE
4950	Related Real Estate Company Net Income

	Total Property Revenue	Total

	Operating Expenses	Header
5000	RESERVED - DO NOT USE
5001	Gas
5002	Electric
5003	Water
5004	Sewer
5005	Gas - Non-Recoverable
5006	Electric - Non-Recoverable
5007	Water - Non-Recoverable
5008	Sewer - Non-Recoverable
5011-5015	Utilities - RESERVED - DO NOT USE
5001-5015	Utilities	Total
5016	Plumbing Repair
5017	Electrical Repair
5018	Structural Repairs
5019	Lighting Repairs
5020	Doors & Window Repair
5021	Floor Repair
5022	Roof & Ceiling Repair
5023	Pest Control
5024	Other Repairs
5025	Small Tools and Equipment
5026	Elevator Repair
5027	Elevator Maintenance Contract
5028	HVAC Repairs
5029	Parking Lot Repair
5030	Painting and Decorating
5031	Signs & Directories
5032	Non-Recoverable Repair Expenses
5041-5050	General Repairs and Maintenance - RESERVED - DO NOT USE
5016-5050	General Repairs and Maintenance	Total
5051	Waste Removal
5052	Cleaning Supplies
5053	Carpet Cleaning
5054	Janitorial Service
5055	Window Washer
5051-5060	Cleaning	Total
5061	Landscaping Service Contract
5062	Parking Lot Maintenance
5063	Parking Lot Sweeping
5064	Parking Lot Plowing
5065	Landscaping Supplies
5066	Ground Sprinklers
5071-5075	Grounds/Landscaping/Parking Lot - RESERVED - DO NOT USE
5061-5075	Grounds/Landscaping/Parking Lot	Total
5076	Security Patrol
5077	Alarms
5078	Locks & Keys

5079	Sprinkler System
5080	Environmental Abatement
5086-5090	Security/Fire/ Safety - RESERVED - DO NOT USE
5076-5090	Security/Fire/ Safety	Total
5091	Casualty Insurance
5092	Liability Insurance
5093	Earthquake Insurance
5094	Boiler Insurance
5095	Other Insurance
5096-5100	Insurance - RESERVED - DO NOT USE
5091-5100	Insurance
5101	Sales Taxes
5102	Property Taxes
5103	Income Taxes
5104	Excise Taxes
5105	Liquor Taxes
5106	Occupancy Taxes
5107	County Taxes
5108	Other Taxes
5109	Capital Tax
5110	QST
5111	PST
5112	Real Estate Tax Appeal Fee
5113	Business Tax
5114	Local Tax
5115	Asset Manager Defined
5116	Asset Manager Defined
5117	Asset Manager Defined
5118	Property Tax Refunds (Contra acct #5102)
5119-5125	Taxes - RESERVED - DO NOT USE
5101-5125	Taxes	Total
5126	Wages Other
5127	FICA Wage Taxes - Employer Other
5128	State Unemployment Taxes Other
5129	Federal Unemployment Taxes Other
5130	Employee Health Insurance Other
5131	Employee Life Insurance Other
5132	Employee Long Term Disability Insurance Other
5133	Worker’s Compensation Other
5134	Bonuses Other
5135	Employee Inducements Other
5136	Wages Admin
5137	FICA Wage Taxes - Employer Admin
5138	State Unemployment Taxes Admin
5139	Federal Unemployment Taxes Admin
5140	Employee Health Insurance Admin
5141	Employee Life Insurance Admin
5142	Employee Long Term Disability Insurance Admin
5143	Worker’s Compensation Admin
5144	Bonuses Admin

5145	Employee Inducements Admin Admin
5161-5200	Salaries and Benefits - RESERVED - DO NOT USE
5126-5200	Salaries and Benefits	Total
5201	Office Supplies
5202	Telephones/Fax/Radios
5203	Courier/Postage
5204	Dues/Subscriptions
5205	Seminars/Training
5206	Equipment Leases
5207	Travel
5208	Uniforms
5209	Automobile Expenses
5210	Licenses & Permits
5211	Property Owners Dues
5212	Credit Check Expense
5213	Collection Service
5214	Meals/Entertainment
5215	On-Site Office Rent
5216	Cable TV
5217	Asset Manager Defined
5218	Asset Manager Defined
5219	Asset Manager Defined
5220	Asset Manager Defined
5221	Loan Servicing Fees
5222-5230	Administrative - RESERVED - DO NOT USE
5201-5230	Administrative	Total
5231	Property Management Fee
5241	Franchise Fee
5246-5250	Franchise Fee - RESERVED - DO NOT USE
5241-5250	Franchise Fee	Total
5251	Signage
5252	Apartment Locator
5253	Advertising
5254	Referral Fee
5251-5260	Promotion	Total
5261-5270	Ground Lease	Total
5271-5999	RESERVED - DO NOT USE
	Total Operating Expenses	Total
	Net Operating Income	Total

6000	RESERVED - DO NOT USE
6001-6006	Misc Interest Income	Total
6007-6008	Mortgage Interest Income on Qualifying Assets	Total
6009-6010	Mortgage Interest Income on Non - Qualifying Assets	Total
6011-6014	Interest Expense - Non-Dividend - First Mortgage
6015-6016	Interest Expense - Non-Dividend - Second Mortgage
6017-6018	Interest Expense - Dividend First Mortgage
6019-6020	Interest Expense - Dividend Second Mortgage
6021-6041	RESERVED - DO NOT USE
6042	Site Improvements Depreciation

6042-6050	Land Improvement Depreciation
6051	Building Depreciation
6051-6060	Building Depreciation
6061	Building Improvement Depreciation - HVAC
6062	Building Improvement Depreciation - Common Areas
6063	Building Improvement Depreciation - Model/Spec Space/Landlord Work
6064	Building Improvement Depreciation - Renovations
6065	Building Improvement Depreciation - Parking Area
6066	Building Improvement Depreciation - Roof Replacement
6067	Building Improvement Depreciation- Miscellaneous Improvements
6061-6075	Building Improvement Depreciation
6076-6080	RESERVED - DO NOT USE
6081	FF&E Depreciation - Computer
6082	FF&E Depreciation - Furniture and Fixtures
6083	FF&E Depreciation - Office Equipment
6084	FF&E Depreciation - Shop Equipment
6085	FF&E Depreciation - Vehicles
6081-6090	FF&E Depreciation
6042-6090	Depreciation	Total
6091-7000	RESERVED - DO NOT USE
7001-7010	Amortization of Acquired Leases - Origination Value
7011-7020	Leasing Cost Amortization
7021-7030	Tenant Improvement Amortization
7031	Financing Cost Amortization
7032	Hedge Premium Amortization
7033-7040	Financing Cost Amortization
7041-7101	Amortization - RESERVED DO NOT USE
7102	Organization Cost Amortization
7103-7110	Amortization - RESERVED DO NOT USE
7001-7110	Amortization	Total
7111-7125	RESERVED - DO NOT USE
7126	Legal Fees
7127	Audit Fees
7128	Accounting Fees
7129	Other Professional Fees
7126-7135	Legal & Professional Fees	Total
7136	Provision for Bad Debts
7141	Sundry Expenses
7142	Property Damage
7143	Franchise Tax
7144	Bank Fees
7141-7145	Miscellaneous Expenses	Total
7146-7155	RESERVED - DO NOT USE
7156	Asset Management Fee
7161	Incentive Management Fee
7166	Disposition Costs
7176	Gross Proceeds from Sale of Assets
7177	Gross Proceeds of Assets Disposed
7181	Gross Cost of Assets Sold
7182	Gross Costs of Assets Sold / Disposed

7186	Accum Depreciation of Assets Sold / Disposed
7187	Accum Amortization of Assets Sold / Disposed
7161-7190	Gain/<Loss> on Sale of Assets	Total
7191	Impairment Loss on Asset Value
7196	Unrealized Hedge Mark to Market Gain/Loss
Total Non-Operating Expenses
7201-9979	RESERVED - DO NOT USE
9980	Cash Adjustments (used for Budget purposes only)
9981-9989	RESERVED - DO NOT USE

	Net GAAP Profit/Loss	Total
9990	Office/Retail/Industrial/Mixed Use/Land Square Footage
9991	Office/Retail/Industrial/Mixed Use/Land Square Footage Occupied
9992	Office/Retail/Industrial/Mixed Use/Land Square Footage Sublease
9993	Apartment/Self-Storage Units Available
9994	Apartment/Self-Storage Units Rented
9995	Hotel Room Nights Available
9996	Hotel Room Nights Rented
9997	Reserved Do Not Use
9998	Reserved Do Not Use
9999	Unit Offset Account

EXHIBIT D

Insurance Requirements

1.             At the Owner’s expense, the following insurance (unless otherwise directed by the Owner) shall be maintained by the Owner and shall name Property Manager as an additional insured:

(a)                                  an all risk property insurance policy, including flood, earthquake and boiler and machinery coverages in an amount equal to the full replacement cost of the Premises, subject to a full replacement cost endorsement and deductibles no greater than $50,000.00 per occurrence other than for flood or earthquake;

(b)                                 a commercial general liability policy including broad form contractual and non-owned vehicle liability coverages, which policy shall be written on an occurrence and not a claims made basis, containing policy limits and deductibles acceptable to the Owner, but in no event shall coverage be less than $5 million per occurrence and $50 million annual aggregate or be subject to a per occurrence deductible of more than $50,000.

(c)                                  coverage for rent loss or business interruption and other usual and customary coverages in amounts designated by the Owner;

(d)                                 if requested by the Owner, environmental liability insurance in amounts and with coverages determined by the Owner; and

(e)                                  Such other insurance, coverages or limits as may be required by the Owner.

The Owner or the Property Manager, as the case may be, who maintains the insurance coverages will provide to the other party a certificate of such insurance coverages (which such changes as are approved by the Owner), which certificate shall indicate that at least thirty (30) days prior written notice shall be given to the Owner and the Property Manager of cancellation or of any material changes in policy terms or coverages.

2.             At the Property Manager’s expense:

(a)                                  a fidelity bond containing broad form coverage or comprehensive crime insurance policy covering all employees in any capacity for the Premises with respect to the Premises or any handling of funds, money documents or papers related thereto, which bond or policy shall protect and insure the Property Manager and the Owner against losses, including theft, embezzlement and fraud; and

(b)                                 a professional liability or errors and omissions insurance policy to include coverage for all officers or employees of Property Manager  acting in any capacity for the management of and with respect to the Premises.. Any such professional liability or errors and omissions policy shall  respond to Owner’s claims  against losses arising from  the rendering of or failure to render professional services as a property manager.

Such bond or crime policy shall be in the amount of at least $2,000,000.00. The  professional liability or errors and omissions policy shall have a limit of not less than  $1 million .

The Property Manager shall deliver to the Owner a certificate of such insurance coverages indicating that insurers will endeavor to provide at least thirty (30) days prior written notice to the Owner and the Property Manager of cancellation. Any deductibles of Property Manager’s insurance shall be the sole responsibility of Property Manager.

3. Contractors’ Insurance. Property Manager shall require that all contractors brought onto any Premises have insurance coverage, at the contractor’s expense, in the following minimum amounts:

(a)                                  Worker’s Compensation - statutory amount;

(b)                                 Employer’s Liability - minimum of $500,000 each accident; $500,000 disease, policy limit; $500,000 disease, per employee;

(c)                                  Commercial General Liability (naming Owner and Property Manager as additional insureds) - $1,000,000 per occurrence Combined Single Limit; $2,000,000 aggregate (i.e., such insurance  shall include contractual liability, personal injury protection and completed operations coverage);

(d)                                 Auto Liability (if deemed appropriate by Manager)(1) - $1,000,000 minimum; and

(e)                                  Property Insurance coverage for tools and equipment brought onto and/or used on any Property by the contractor - an amount equal to the replacement costs of all such tools and equipment.

Property Manager must obtain the Owner’s prior permission to waive any of the above requirements or to accept lower limits. Property Manager shall obtain and keep on file a certificate of insurance for each contractor which shows that  such contractor is so insured.

(1) Consult with Risk Management as to when circumstances require auto liability insurance for contractors.